UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 4, 2010

LITHIUM TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10446	13-3411148
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5115 Campus Drive, Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

Our telephone number, including area code:  (610) 940-6090

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b), (c) The Board of Directors of Lithium Technology Corporation (the “Company”) appointed Timothy J. Ryder as the Chief Financial Officer of the Company effective January 4, 2010. Mr. Ryder has served as General Manager, North America of LTC since February 2009.  Previously, he was Chief Financial Officer of Excelergy, a software company located in Lexington, MA.  Mr. Ryder has a degree in Mathematics from The Citadel and an MBA from the Darden School at the University of Virginia.

Theo M.M. Kremers, the Chief Executive Officer of the Company, has been the Acting Chief Financial Officer of the Company since October 2008.

Item 8.01       Other Events

The Company issued a press release announcing the appointment of Mr. Ryder as the Chief Financial Officer of the Company.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01       Financial Statements and Exhibits

99.1       Press Release dated January 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Date:  January 8, 2010

LITHIUM TECHNOLOGY CORPORATION (Registrant)

By:	/s/ Theo M. M. Kremers
Name:	Theo M. M. Kremers
Title:	Chief Executive Officer